Exhibit 99.1

PharmaCyte Biotech Appoints Dr. Matthias Löhr to Board of Directors

LAS VEGAS, NV, April 5, 2022 (BUSINESS WIRE) -- PharmaCyte Biotech, Inc. (NASDAQ: PMCB), a biotechnology company focused on developing cellular therapies for cancer and diabetes using its signature live-cell encapsulation technology, Cell-in-a-Box®, announced today the appointment of Dr. Matthias Löhr to PharmaCyte’s Board of Directors.

PharmaCyte’s Chief Executive Officer, Kenneth L. Waggoner, stated, “PharmaCyte is extremely pleased that Dr. Löhr has joined our Board of Directors. There is no one who could be more qualified. His life’s work and passion are specifically in the areas of the treatments that PharmaCyte is developing. He has held dozens of trusted leadership roles in learned societies, cancer research centers, universities, and governmental agencies. He knows all aspects of our technology and is experienced with it in a clinical setting. The entire PharmaCyte team looks forward to Dr. Löhr making our company even stronger as we move into a bright future with the Cell-in-a-Box technology®.”

Commenting on his appointment, Dr. Löhr said, “It is with great pleasure that I join PharmaCyte's Board of Directors. With the company being on the precipice of an FDA clinical trial in locally advanced, inoperable pancreatic cancer, I can think of no better opportunity for me to be involved with PharmaCyte’s future successes. PharmaCyte's pipeline of developing treatments for cancer and diabetes directly addresses the hard-to-treat diseases that I have been so passionately involved in over my career. It is my belief that there is real hope on the horizon for those patients suffering from these tragic diseases, and I am honored to be a part of it all."

Dr. Matthias Löhr is Professor of Gastroenterology and Hepatology at the famed Karolinska Institute in Stockholm, Sweden, and leads the Pancreatic Team at Karolinska University Hospital. He has served as Professor of Molecular Gastroenterology at the University of Heidelberg with a same-named Unit at the German Cancer Research Center in Heidelberg, Germany. He has worked as a translational scientist and Principal Investigator in clinical studies in gastrointestinal oncology for many years. In addition to being highly published, he has extensive scientific and grant review experience, and he has received multiple awards and distinctions.

Dr. Löhr is a licensed physician and board-certified internist and gastroenterologist. He has a subspeciality in GI Oncology. He is also a Fellow of the European Board of Gastroenterology (FEBG) and a Fellow of the American Gastroenterology Association (AGAF).

Dr. Löhr served as the Principal Investigator for the Phase 1/2 and Phase 2 clinical trials of PharmaCyte’s pancreatic cancer treatment that were completed in the early 2000s. Not only is he familiar with the Cell-in-a-Box® live-cell encapsulation technology that forms the core of PharmaCyte’s pancreatic cancer treatment, but he has also administered PharmaCyte’s treatment (the combination of Cell-in-a-Box® capsules with low doses of the anticancer drug ifosfamide) in clinical trials in patients with advanced, inoperable pancreatic cancer.

Dr. Löhr has also served as a consultant to PharmaCyte in connection with its development of treatments for pancreatic cancer and diabetes using the Cell-in-a-Box® technology. He has expertise in the treatment of both diseases, in addition to thoroughly understanding PharmaCyte’s technology and its use in a clinical setting.

In 2000, Dr. Löhr was appointed Professor of Molecular Gastroenterology at the University of Heidelberg and became Head of the same-named Division at the German Cancer Research Center, which he led until 2010. In 2007, he was appointed full professor of Gastroenterology and Hepatology at Karolinska Institute. In 2017, he received the Golden Link Award from the United European Gastroenterology (UEG) to conduct the first evidence-based European guidelines for chronic pancreatitis and was in charge of the UEG guidelines for IgG4-related diseases.

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Dr. Löhr has authored more than 340 original peer-reviewed scientific papers and more than 50 reviews. He has published in all major journals, including Nature, The Lancet, Gastroenterology, and GUT. In addition, he has delivered more than 300 invited lectures at international congresses. He is the author of six books and 40 book chapters. Dr. Löhr has been granted six patents (in Germany and internationally). He is an Editorial Board Member of the Journal of Clinical Medicine, Pancreatology, Scientific Reports, and the World Journal of Gastroenterology.

Dr. Löhr holds a BA in Anthropology & Theology from the University of Kiel in Kiel, Germany, and MD and PhD degrees from the Universities of Hamburg and Rostock. Following receipt of his medical degree, he served a residency in pathology in Hamburg, Germany, and residencies in internal medicine and gastroenterology in Erlangen and Rostock, Germany, where he became chief resident and later attending physician and assistant professor at the University of Rostock. Dr. Löhr has also completed a postdoctoral fellowship at the Scripps Clinic & Research Foundation in La Jolla, California.

About PharmaCyte Biotech

PharmaCyte Biotech, Inc. is a biotechnology company developing cellular therapies for cancer and diabetes based upon a proprietary cellulose-based live cell encapsulation technology known as “Cell-in-a-Box®.” This technology is being used as a platform upon which therapies for several types of cancer and diabetes are being developed.

PharmaCyte’s therapy for cancer involves encapsulating genetically engineered human cells that convert an inactive chemotherapy drug into its active or “cancer-killing” form. For pancreatic cancer, these encapsulated cells are implanted in the blood supply to the patient’s tumor as close as possible to the site of the tumor. Once implanted, a chemotherapy drug that is normally activated in the liver (ifosfamide) is given intravenously at one-third the normal dose. The ifosfamide is carried by the circulatory system to where the encapsulated cells have been implanted. When the ifosfamide flows through pores in the capsules, the live cells inside function as a “bio-artificial liver” and activate the chemotherapy drug at the site of the cancer. This “targeted chemotherapy” has proven effective and safe to use in past clinical trials and we believe results in little to no treatment related side effects.

PharmaCyte’s therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes involves encapsulating a human cell line that has been genetically engineered to produce and release insulin in response to the levels of blood sugar in the human body. The encapsulation of the cell line will be done using the Cell-in-a-Box® technology. Once the encapsulated cells are implanted in a diabetic patient, we anticipate that they will function as a “bio-artificial pancreas” for purposes of insulin production.

Safe Harbor

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of the management of PharmaCyte. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance, and achievements to differ materially from those discussed in such forward-looking statements. Factors that could affect our actual results include our ability to raise the necessary capital to fund our operations and to find partners to supplement our capabilities and resources, our ability to satisfactorily address the issues raised by the FDA in order to have the clinical hold on our IND removed, as well as such other factors that are included in the periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. These forward- looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

More information about PharmaCyte Biotech can be found at www.PharmaCyte.com. Information may also be obtained by contacting PharmaCyte’s Investor Relations Department.

Contact:

Investor Relations:

Dr. Gerald W. Crabtree

PharmaCyte Biotech, Inc.

Telephone: 917.595.2856

Email: InvestorRelations@PharmaCyte.com

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